UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

DHI Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DHI GROUP, INC. 6465 South Greenwood Plaza, Suite 400 Centennial, Colorado 80111	March 29, 2023

SUPPLEMENT TO
THE PROXY STATEMENT DATED MARCH 17, 2023 FOR
THE ANNUAL MEETING OF STOCKHOLDERS OF DHI GROUP, INC.
TO BE HELD ON APRIL 26, 2023

This supplement (the “Supplement”) to the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2023 in connection with the solicitation of proxies on behalf of the Board of Directors of DHI Group, Inc. (the “Company”) to be voted at the Company’s Annual Meeting of Stockholders to be held virtually at meetnow.global/MN4P5ND on Wednesday, April 26, 2023, at 3:00 p.m., Mountain Time, or any adjournment or postponements thereof (the “Annual Meeting”), is being filed with the SEC and made available to stockholders on March 29, 2023 to supplement certain information in the Proxy Statement.

The Company is voluntarily supplementing the Proxy Statement to clarify the description of the vote required for approval of Proposal 5 – Approval of the DHI Group, Inc. 2022 Omnibus Equity Award Plan, as Amended and Restated (“Proposal 5”), as set forth below. The Company does not believe this clarification is material to any stockholder’s decision whether to vote in favor of Proposal 5.

Revised Text of the Proxy Statement

The text under the heading entitled “What vote is required for the proposals to pass?” on page 72 of the Proxy Statement pertaining to Proposal 5 is replaced with the following (~~strikethrough~~ indicates removal of language and bold, underlined text indicates addition of language):

•“Proposal 5 - Approval of the DHI Group, Inc. 2022 Omnibus Equity Award Plan, as Amended and Restated. ~~Under the NYSE rules, t~~The affirmative vote of a majority in voting power of shares of common stock present in person, including by means of remote communication, or by proxy and entitled to vote ~~of votes cast~~ at the Annual Meeting. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.”

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Except as specifically supplemented or amended by the information contained in this Supplement, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement.

This Supplement does not provide all of the information that is important to your decision in voting at the Annual Meeting. Additional information is contained in the Proxy Statement that was previously made available to stockholders.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to page 73 of the Proxy Statement for instructions on how to do so.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 26, 2023 (the “Meeting”): Both the proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available electronically at dhigroupinc.com/investors/default.aspx